Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements Form S-8 No. 333-113271 pertaining to the Amended and Restated 1993 Stock Incentive Plan, the 2003 Stock Incentive Plan, and the Amended and Restated 1995 Employee Stock Purchase Plan of LeCroy Corporation, Form S-8 No. 333-03144 pertaining to the Amended and Restated 1993 Stock Incentive Plan, the 1995 Non-employee Director Stock Option Plan, and the 1995 Employee Stock Purchase Plan of LeCroy Corporation, Form S-8 No. 333-91833 pertaining to the 1998 Non-employee Director Stock Option Plan of LeCroy Corporation, Form S-3/A No. 333-112630 pertaining to the registration of 2,825,000 shares of LeCroy Corporation's Common Stock, Form S-3/A No. 333-64848 pertaining to the registration of Common Stock and Warrants of LeCroy Corporation, Form S-3 No. 333-46418 pertaining to registration of 738,221 shares of LeCroy Corporation's Common Stock, Form S-3 No. 333-43690 pertaining to the registration of 100,000 shares of LeCroy Corporation's Common Stock, Form S-3 No. 333-88239 pertaining to the registration of 750,000 shares of LeCroy Corporations Common Stock, Form S-3 No. 333-43699 pertaining to the registration of 454,148 shares of LeCroy Corporation's Common Stock, Form S-3 No. 333-37269 pertaining to the registration of 95,181 shares of LeCroy Corporation's Common Stock, and Form S-3 No. 333-22117 pertaining to the registration of 2,300,000 shares of LeCroy Corporation's Common Stock, of our report dated July 31, 2002, with respect to the consolidated financial statements and schedule for the year ended June 30, 2002 of LeCroy Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 2004.



                                                             /s/ ERNST&YOUNG LLP

MetroPark, New Jersey
September 7, 2004